EXHIBIT 10.11

EXECUTIVE SUPPLEMENTAL RETIREMENT AGREEMENT

THIS AGREEMENT, made and entered into this      day of      , 200      by and between First Financial Bancorp, an Ohio Corporation (hereinafter called the “BHC”), and      (hereinafter called the “Executive”).

WITNESSETH:

WHEREAS, the Executive has been and continues to be a valued employee of the BHC and its subsidiaries, and is now serving the BHC and its subsidiaries as its      of      ;

WHEREAS, the Executive’s services to the BHC and its subsidiaries in the past have been of merit and have constituted a valuable contribution to the operations of the BHC and its subsidiaries;

WHEREAS, certain tax rules limit the benefit the Executive will receive from the First Financial Bancorp Employee’s Pension Plan and Trust as amended from time to time (the “Pension Plan”) and the BHC desires to supplement this limited retirement benefit;

WHEREAS, it is the desire of the BHC and the Executive to enter into this Agreement under which the BHC will agree to make certain payments to the Executive or his beneficiary as provided herein; and

WHEREAS, it is the intent of the parties hereto that this Agreement be considered an unfunded arrangement maintained primarily to provide supplemental benefits for the Executive, as a member of a select group of management or highly compensated employees of the BHC and its subsidiaries for the purposes of the Employee Retirement Income Security Act of 1974 (ERISA):

NOW, THEREFORE, in consideration of services performed in the past and to be performed in the future as well as of the mutual promises and covenants herein contained it is agreed as follows:

1.	IN GENERAL.

[This Agreement entirely amends, restates, and supersedes a prior agreement titled Executive Supplemental Retirement Agreement dated as of          between the parties.] The supplemental retirement benefits provided by this Agreement are granted by the BHC as a benefit to the Executive and are not part of any salary reduction plan or an arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payment or bonus in lieu of these supplemental retirement benefits.

2.	SUPPLEMENTAL BENEFIT.

If the Executive receives or begins to receive benefits under the Pension Plan due to his or her normal retirement, early retirement, late retirement, disability retirement, or deferred vested retirement (as those terms or their equivalents are defined in the Pension Plan from time to time), the BHC shall pay to the Executive a supplemental benefit (the “Supplemental Benefit”) determined according to the terms of this Agreement. The amount of the Supplemental Benefit shall be equal to the difference between: (i) the lump sum or periodic benefit the Executive actually receives from the Pension Plan, and (ii) the lump sum or periodic benefit the Executive would receive from the Pension Plan, if payable in the same form and commencing at the same time, but calculated without regard to the limits then imposed under section 401(a)(17) of the Internal Revenue Code (the “Code”) on the amount of compensation taken into account under the Pension Plan or under section 415 of the Code on the amount of the benefit under the Pension Plan (collectively referred to as the “Code Limits”). The amount of the Supplemental Benefit will be determined by an actuary selected by the BHC in its sole discretion. Payment of the Supplemental Benefit shall be made or commence at the same time and be payable in the same form and for the same term as the Executive’s Pension Plan benefit. No Supplemental Benefits shall be payable to the Executive under this Agreement if the Executive is not eligible to receive such normal, early, late, disability, or deferred vested benefits under the Pension Plan.

3.	ADJUSTMENTS AFTER BENEFIT COMMENCEMENT.

If the Executive is receiving monthly benefits under the Pension Plan and the amount of those monthly benefits is increased during the Executive’s life after the monthly benefits commence and due to changes in the Pension Plan, the amount of the monthly Supplemental Benefit will be redetermined and increased accordingly, beginning with the payment under this Agreement for the same period to which the increase under the Pension Plan applies. However, no adjustment shall be made for changes in the Code Limits that occur after Supplemental Benefits under this Agreement are paid or commence to be paid.

4.	DEATH BENEFIT IF DEATH OCCURS AFTER BENEFIT COMMENCEMENT.

If the Executive dies after beginning to receive payments from the Pension Plan and Supplemental Benefits under this Agreement, the BHC shall pay to the Executive’s beneficiary as a Supplemental Benefit the amount, if any, which is applicable under the form and term of benefit elected by the Executive under the Pension Plan before his or her death.

As examples, if the Executive received a lump sum payment of his or her entire benefit from the Pension Plan and under this Agreement, or was receiving payments under the Pension Plan and this Agreement before his death in the form of a single life annuity, there shall be no Supplemental Payments under this Agreement after the Executive’s death.

As a further example, if the Executive was receiving Pension Plan payments before his death in the form of a joint and 50% survivor life annuity, then Supplemental Payments under this Agreement to the Executive’s beneficiary after the Executive’s death shall be 50% of the amount of the payments which were made to the Executive before his or her death and shall be made for the life of the beneficiary and end with the beneficiary’s death.

As an additional example, if the Executive was receiving payments under the Pension Plan and this Agreement before his death in the form of an annuity with a term certain, and the Executive dies before the end of the term certain, Supplemental Payments under this Agreement to the Executive’s beneficiary after the Executive’s death shall be the same amount of the payments which were made to the Executive before his or her death and shall continue for the remaining period of the term certain and end when such term ends.

For purposes of Sections 4 and 5 of this Agreement, the Executive’s beneficiary shall be the same person or persons as the Executive’s beneficiary determined under the Pension Plan.

5.	DEATH BENEFIT IF DEATH OCCURS PRIOR TO BENEFIT COMMENCEMENT.

If the Executive dies before he or she begins to receive any payments from the Pension Plan and this Agreement but when the Executive’s beneficiary is entitled to a death benefit under the Pension Plan, the BHC shall pay under this Agreement to the Executive’s beneficiary a Supplemental Benefit equal to the difference between (i) the death benefit the Executive’s beneficiary actually receives from the Pension Plan and (ii) the death benefit the Executive’s beneficiary would receive from the Pension Plan calculated without regard to the Code Limits. Such benefit shall commence at the same time and be payable in the same form and for the same term as the beneficiary’s death benefit under the Pension Plan.

6.	BENEFIT ACCOUNTING.

The BHC shall account for Supplemental Benefits under this Agreement using the regulatory accounting principles of the BHC’s primary federal regulator. The BHC shall establish an accrued liability retirement account for the Executive into which appropriate reserves shall be accrued in the amount determined by the BHC’s certified public accounting firm.

7.	PARTICIPATION IN OTHER PLANS.

The benefits provided hereunder shall be in addition to Executive’s annual salary as determined by the Board of Directors, and shall not affect the right of the Executive to participate in any current or future bank retirement plan, group insurance, bonus, or in any supplemental compensation arrangement which constitutes a part of the regular compensation structure of the BHC or its subsidiaries. Any Supplemental Benefits payable under this Agreement shall not be deemed salary or other compensation to the Executive for the purpose of computing benefits to which he or she may be entitled under any pension plan or other employee benefit plan of the BHC or its subsidiaries.

8.	NO ASSIGNMENT OR ALIENATION.

The Executive, the Executive’s spouse, and any other designee, assignee, or successor of the Executive, shall not have any right to commute, sell, assign, transfer, anticipate, alienate, or otherwise convey the right to receive any payments hereunder, which payments and the right thereto are expressly declared to be non-assignable and non-transferable. In the event of any attempted assignment, transfer, or other action listed in the prior sentence, the BHC shall have no further liability to any person under this Agreement.

9.	NO FUNDING OBLIGATION.

The BHC shall have no obligation to set aside, earmark, or entrust any fund or money with which to pay its obligations under this Agreement. The BHC reserves the absolute right at its sole discretion to either segregate assets to meet the obligations undertaken by this Agreement or to refrain from segregating such assets.

10.	GENERAL ASSETS OF THE BHC.

The rights of the Executive under this Agreement and of any beneficiary of the Executive shall be solely those of an unsecured creditor of the BHC. If the BHC shall acquire an insurance policy or any other asset in connection with the liabilities assumed by it hereunder, it is expressly understood and agreed that neither the Executive nor any beneficiary of the Executive shall have any right with respect to, or claim against, such policy or other asset. Such policy or asset shall not be deemed to be held under any trust for the benefit of the Executive or his or her beneficiaries or to be held in any way as collateral security for the fulfilling of the obligations of the BHC under this Agreement. It shall be, and remain, a general, unpledged, unrestricted asset of the BHC, and the Executive and his or her beneficiaries shall not have a greater claim to the insurance policy or other assets or any interest in either of them, than any other general creditor of the BHC. Nothing in this Agreement shall be deemed to create any fiduciary relationship.

11.	BINDING EFFECT.

This Agreement shall be binding upon and inure to the benefit of the BHC, its affiliates, successors, and assigns, and the Employee, and his or her heirs, executors, administrators, and legal representatives. The BHC will not merge or consolidate with any other company or organization, or permit its business activities to be taken over by any other organization, unless the entity expressly acknowledges its obligations under this Agreement and agrees to abide by its terms.

12.	AMENDMENT.

The BHC Board of Directors or its delegate shall have the right to amend or modify the Agreement at any time in any manner whatsoever, in whole or in part; provided, however, that no amendment will directly or indirectly operate to reduce the benefit that has been earned by the Executive (or, in the case of a deceased Executive, his or her beneficiary) at the time the amendment is adopted, unless the Executive or beneficiary, as applicable, consents in writing to such amendment.

13.	TERMINATION.

Continuance of the Agreement is completely voluntary and is not assumed as a contractual obligation of the BHC. The BHC, by written resolution of the Board of Directors, will have the right to terminate the Agreement at any time; provided, however, that the termination will not directly or indirectly operate to reduce the benefit that has been earned by the Executive (or, in the case of a deceased Executive, his or her beneficiary) at the time the termination is approved.

14.	NOT A CONTRACT OF EMPLOYMENT.

This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the BHC and its subsidiaries to discharge the Executive or change the terms and conditions of his or her employment, or restrict the right of the Executive to terminate his or her employment.

15.	TAXATION.

The BHC does not represent or guarantee that any particular federal or state income or other tax consequence will result from participation in this Agreement. The Executive agrees that he or she will consult professional tax advisors if he or she desires information about the tax consequences of his or her participation. If the BHC is required to withhold amounts under applicable federal, state, or local tax laws, rules, or regulations with respect to Supplemental Benefits under this Agreement, the BHC shall be entitled to deduct and withhold such amounts from any cash payment made pursuant to this Agreement, and if such amounts are not adequate for the required withholding amount, from any other compensation due from the BHC or its affiliates to the Executive or the Executive’s beneficiary.

16.	PAYMENTS TO REPRESENTATIVES.

If the Executive or the Executive’s beneficiary entitled to receive any benefit hereunder is determined by the Administrator or is adjudged to be legally incapable of giving valid receipt for such benefit, the benefit will be paid to a duly appointed and acting conservator or guardian or other legal representative of the Executive or beneficiary, if any, and if no such conservator, guardian, or legal representative is appointed and acting, to such person or persons as the Administrator may designate. Such payments will, to the extent made, be deemed a complete discharge for such payments under this Agreement.

17.	HEADINGS.

Headings and subheadings of this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

18.	APPLICABLE LAW.

The validity and interpretation of this Agreement shall be governed by the laws of the State of Ohio.

19.	EFFECTIVE DATE AND TERM.

The effective date of this agreement shall be effective as of the date first set forth herein. This Agreement shall remain in effect until all benefits due hereunder have been paid, or until terminated by mutual consent of the parties.

20.	ADMINISTRATION AND CLAIMS PROCEDURE.

The Administrator of this plan shall be a committee consisting of members of the BHC’s Board of Directors, as determined by such Board. The Administrator shall have full discretion and authority to interpret and construe each and all provisions of the Agreement, determine the eligibility of any person for benefits hereunder, make factual determinations, correct defects, supply omissions, and reconcile inconsistencies hereunder, and the interpretation of the Administrator shall be binding on all interested parties. The committee may delegate to others some or all of its authority and responsibility as Administrator, and may employ and rely on such legal counsel, actuaries, accountants, and agents as it may deem advisable to assist in the administration of the Agreement.

The Administrator will advise each Executive and beneficiary of any benefit to which he or she is entitled under the Agreement. If any person believes that the Administrator has failed to advise him or her of any benefit to which he or she is entitled or to pay him or her any benefit then due under the Agreement, he or she may file a written claim with the Administrator. The Administrator shall review the written claim and if the claim is denied, in whole or in part, shall provide in writing within sixty days of receipt of such claim the specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based and notice of any additional material or information necessary to perfect the claim. Such written notice shall indicate the steps to be taken by claimants if an appeal of the claim denial is desired. A claim shall be deemed denied if the Administrator fails to take any action within the aforesaid sixty-day period.

If claimants desire to appeal, they must file such appeal with the Administrator in writing within sixty days of the claim denial. In connection with an appeal, claimants may review this Agreement or any documents relating thereto and submit any written issues and comments they may feel appropriate. In its sole discretion, the Administrator shall then review the appeal and provide a written decision within sixty days of receipt of such appeal. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Agreement upon which the decision is based.

21.	INDEMNIFICATION.

To the maximum extent permitted by law, the Administrator, and each person serving as a member of the committee which is the Administrator, will not be held liable by reason of any contract or other instrument executed by the Administrator or on the Administrator’s behalf, nor for any determination hereunder made or action taken or not taken in good faith. The Administrator, each member of the committee, and each other person to whom any duty or power with respect to the Agreement may be delegated will be indemnified and held harmless by the BHC against any claims, damages, and other liabilities, including without limitation all expenses (including attorneys’ fees and costs), judgments, fines, and amounts paid in settlement and actually and reasonably incurred by him or her in connection with any action, suit, or proceeding arising out of the Administrator’s responsibilities with respect to the Agreement, provided, however, that this indemnification will not apply if the individual concerned did not act in good faith and in the manner he or she reasonably believed to be in (or not opposed to) the best interest of the BHC, or, with respect to any criminal action or proceeding, had reasonable cause to believe his or her conduct was unlawful. This indemnification provision is in addition to any other indemnification provisions which may apply and shall not reduce any rights under such other provisions.

IN WITNESS WHEREOF, the BHC has caused this Agreement to be signed in its corporate name by its duly authorized officer, and Executive has hereunto set his or her hand, all effective as of the day and year first above written.

FIRST FINANCIAL BANCORP

By:

Title:
Witness

EXECUTIVE:

Witness